                        CONSENT OF INDEPENDENT AUDITORS






We consent to the reference to our firm under the caption "Experts" and to the use of our reports dated February 26, 1999 and August 7, 1998, with respect to the consolidated financial statements of HealthTronics, Inc. and Subsidiaries and of Litho Management, Inc. and Subsidiaries, respectively, included in Amendment #3 to the Registration Statement Form SB-2 (No. 333-66977) and the related Prospectus of HealthTronics, Inc. for the registration of 1,000,000 shares of its common stock.


                                                               Ernst & Young LLP
                                                               -----------------


Atlanta, Georgia
May 10, 1999